EXHIBIT 16              LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                            JONES, JENSEN & CO., LLC
                          50 South Main St., Ste. 1450
                           Salt Lake City, Utah 84144

                                December 13, 2000

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Morgan Clark Management, Inc.

Dear Sir or Madame:

We have read the SB-2A for Morgan Clark Management, Inc. and agree with the statements made by Morgan Clark as they relate to our company under the heading of Experts.

/s/ Jones, Jensen & Company
Jones, Jensen & Company